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                                                                  EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to incorporation by reference in this registration statement on Form S-8 of Harvard Bioscience, Inc. for the registration of 4,849,096 shares of Common Stock for Harvard Bioscience, Inc.'s 1996 Stock Option and Grant Plan, the 2000 Stock Option and Incentive Plan and the Employee Stock Purchase Plan of our report dated October 19, 2000, except as to note 20, which is as of October 25, 2000 relating to the consolidated balance sheets of Harvard Apparatus, Inc. as of September 30, 2000, December 31, 1999 and December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for the nine months ended September 30, 2000 and for each of the years in the three-year period ended December 31, 1999, which report appears in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-45996).


/s/ KPMG LLP

Boston, Massachusetts
January 17, 2001